UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2009, we amended our Credit Agreement with Wells Fargo Bank, National Association, effective as of June 1, 2009, to change the principal amount of the credit facility to $3,500,000 and to extend the maturity date to June 1, 2010. This facility may be used to provide foreign exchange contracts (with a potential exposure of no more than $2,500,000) and to support letters of credit (up to no more than $1,000,000 in aggregate). Under this amendment we are required to maintain at least $3,500,000 of cash, cash equivalents and similar investments to secure the facility and to maintain $3,500,000 of additional liquid assets.

A copy of the Fifth Amendment to the Credit Agreement is filed as Exhibit 10.1 to this Report.

Wells Fargo & Company, on behalf of two of its registered investment advisor subsidiaries, filed with the SEC a Schedule 13G on January 21, 2009, reporting beneficial ownership of 4,661,007 shares of our common stock as of December 31, 2008, which constituted approximately 13.7% of our outstanding common stock as of March 16, 2009. Wells Fargo & Company and its affiliates have no representation on our Board of Directors. The beneficial ownership interest in our common stock held by Wells Fargo & Company played no role in our decision to amend the Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Fifth Amendment to Credit Agreement, entered into as of June 1, 2009, between Wells Fargo Bank, National Association, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 10, 2009

Cray Inc.

By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson Senior Vice President and General Counsel

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